Exhibit 99.2

CONSENT OF CITIGROUP GLOBAL MARKETS INC.

[LETTERHEAD OF CITIGROUP GLOBAL MARKETS INC.]

The Board of Directors

LinnCo, LLC

600 Travis, Suite 5100

Houston, Texas 77002

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated February 20, 2013, to the Board of Directors of LinnCo, LLC (“LinnCo”) as Annex F to, and to the reference thereto under the captions “SUMMARY – Opinion of the Financial Advisor to LinnCo” and “THE MERGER – Opinion of the Financial Advisor to LinnCo” in, the joint proxy statement/prospectus relating to the proposed transaction involving LinnCo, Linn Energy, LLC (“Linn”), and Berry Petroleum Company (“Berry”), which joint proxy statement/prospectus is part of Amendment No. 2 to the Registration Statement on Form S-4 of LinnCo, Linn and Berry. By giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ CITIGROUP GLOBAL MARKETS INC.
CITIGROUP GLOBAL MARKETS INC.

June 3, 2013